Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Metastat, Inc.
(a development stage company)
Houston, Texas

We have audited the accompanying balance sheets of Metastat, Inc. (a development stage company) (the “Company”) as of December 31, 2011 and 2010, and the related statements of expenses, changes in stockholders’ equity, and cash flows for the years then ended and the period from July 22, 2009 (inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metastat, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years and period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Metastat, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and negative cash flows which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

March 19, 2012

METASTAT INC.
(A Development Stage Company)
Balance Sheet

	December 31,	December 31,
	2011	2010

ASSETS

CURRENT ASSETS
Cash	$81,191	$3,015
Prepaid expense	15,000	-
Receivable from employee	-	39,268

Total Current Assets	96,191	42,283

PROPERTY AND EQUIPMENT
(net of accumulated depreciation of $875
and $219, respectively)	2,404	3,060

TOTAL ASSETS	$98,595	$45,343

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable & accrued liabilties	$68,056	$13,619

TOTAL LIABILITIES	68,056	13,619

STOCKHOLDERS' EQUITY

Preferred stock	-	-
50,000,000 shares authorized; none shares issued and outstanding respectively
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 7,611,931 and 6,412,714 shares issued and outstanding ,respectively	76	64
Paid-in-capital	1,700,756	388,333
Accumulated deficit as a development stage company	(1,670,293)	(356,673)
Total Stockholders' Equity	30,539	31,724

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$98,595	$45,343

The accompanying notes are an integral part of these audited financial statements.

METASTAT INC.
(A Development Stage Company)
Statement of Expenses

	Year ended December 31, 2011	Year ended December 31, 2010	Period from Inception (July 22, 2009) to December 31, 2011

OPERATING EXPENSES
General & administrative	$514,006	$78,282	$625,819
Research & development	714,166	169,855	884,021
Depreciation	656	219	875
Warrant expense	84,792	-	84,792
Stock-based compensation	-	74,786	74,786

Total Operating Expenses	1,313,620	323,142	1,670,293

NET LOSS	$(1,313,620)	$(323,142)	$(1,670,293)

Basic & Diluted Net Loss Per Share	$(0.18)	$(0.28)

Weighted shares outstanding	7,131,556	1,169,444

The accompanying notes are an integral part of these audited financial statements.

METASTAT INC.
(A Development Stage Company)
Statement of Stockholders' Equity
From inception July 22, 2009 through December 31, 2011
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficet	Equity

Balance at inception July 22, 2009	-	$-	$-	$-	$-

Issue common stock to founders
for cash at $.00002 per share	500,000	5	5	-	10

Issue common stock for cash at
$.004 per share	300,000	3	1,197	-	1,200

Issue common stock for cash at
$.05 per share	1,300,000	13	65,047	-	65,060

Net loss for the period ended
December 31, 2009	-	-	-	(33,531)	(33,531)

Balance at December 31, 2009	2,100,000	21	66,249	(33,531)	32,739

Issue common stock for
services at $0.05 per share	1,495,714	15	74,771	-	74,786

Issue common stock for cash at
$.05 per share	2,702,500	27	135,189	-	135,216

Issue common stock for cash at
$1.00 per share	114,500	1	112,124	-	112,125

Net loss for the year ended
December 31, 2010	-	-	-	(323,142)	(323,142)

Balance at December 31, 2010	6,412,714	$64	$388,333	$(356,673)	$31,724

Issue common stock for cash at $.05 per share	236,395	2	11,818	-	11,820

Issue common stock for cash at $.10 per share	105,000	1	9,999	-	10,000

Issue common stock for cash at $1.00 per share	161,820	2	161,818	-	161,820

Issue common stock for cash at $1.50 per share	696,002	7	1,043,996	-	1,044,003

Warrants issued for services	-	-	84,792	-	84,792

Net loss for the year ended December 31, 2011	-	-	-	(1,313,620)	(1,313,620)

Balance at December 31, 2011	7,611,931	$76	$1,700,756	$(1,670,293)	$30,539

The accompanying notes are an integral part of these audited financial statements.

METASTAT INC.
(A Development Stage Company)
Statement of Cash Flows

	Year ended December 31, 2011	Year ended December 31, 2010	Period from Inception (July 22, 2009) to December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,313,620)	$(323,142)	$(1,670,293)
Adjustments to reconcile net loss to net
cash used by operating activities
Shares issued for services	-	74,786	74,786
Warrants issued for services	84,792	-	84,792
Depreciation	656	219	875
Changes in assets and liabilities
Accounts receivable	39,268	(18,672)	-
Prepaid expense	(15,000)	-	(15,000)
Accounts payable and accrued liabilities	54,437	13,619	68,056

NET CASH USED BY OPERATING ACTIVITIES	(1,149,467)	(253,190)	(1,456,784)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	-	(3,279)	(3,279)

CASH FLOWS FROM FINANCING ACTIVITIES
Issue common stock for cash	1,227,643	247,340	1,541,254

NET INCREASE (DECREASE) IN CASH	78,176	(9,129)	81,191

Cash at the beginning of the year	3,015	12,144	-

Cash at the end of the year	$81,191	$3,015	$81,191

SUPPLEMENTAL DISCLOSURES:
Interest Paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these audited financial statements.

METASTAT, INC.
Notes to Financial Statements
December 31, 2011 and 2010

NOTE 1 - Nature of Operations and Going Concern

MetaStat, Inc. (“we,” “our,” “MetaStat,”  or the “Company”) was incorporated in Texas on July 22, 2009, re-incorporated in Delaware on August 26, 2010, and since inception is a Development Stage Enterprise as defined by the ASC 915-15. During this time, the Company is devoting substantially all of its efforts to activities such as financial planning and raising capital.

MetaStat, Inc. was formed to allow cancer patients to benefit from the latest discoveries in how cancer spreads to other organs in the body. The Company’s goal is to become an industry leader in the emerging field of personalized cancer therapy. The Company’s first product, projected to be commercially available by the second quarter of 2013, will be the first test that can tell a woman and her doctor the probability that her breast cancer will spread to other organs in her body. This systemic spread, called metastasis, is responsible for almost 90% of the fatalities in breast cancer. The Company has similar diagnostics in development for lung and prostate cancer. Also, the Company is in talks with potential development partners for the first therapeutic agent that can preemptively arrest the systemic spread of cancer.

Going Concern

These financial statements have been prepared on a going concern basis. MetaStat has incurred losses since inception, which raises substantial doubt about MetaStat's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of MetaStat to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement or public offering of its securities. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risks on cash and cash equivalents.

Property and Equipment
Property and equipment consists of computer equipment and is stated at cost. The cost is depreciated over the estimated useful life of 5 years.  Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Expenditures for major renewals or betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Net Loss Per Share
Net income loss per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Income Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Stock-Based Compensation
We account for stock based compensation in accordance with ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period.

NOTE 3 – LICENSE AGREEMENT AND COMMITMENTS

The Company entered into a  License Agreement with the Albert Einstein College of Medicine, Massachusetts Institute of Technology, Cornell University, and the Regina Elena Cancer Institute (the “Licensors”) in August 2010. The agreement grants the Company a world-wide exclusive license to materials and methods for use in the diagnosis and treatment of metastatic spread of solid tumor cancers. In return, the Company has agreed to grant Company equity to Licensors, to reimburse Licensors patent expenses thus far incurred, to pay all future patent expenses, pay a royalty on any sales of product using licensed technology, as well as certain minimum royalties and milestone payments.

Pursuant to the agreement, Metastat is also obligated to make the following royalties and payments to the Licensors:

•	Royalty payment of 3% of net sales.
•	Royalty payment of minimum of 1.5% of net sales in case Metastat pays royalties to unaffiliated third parties for patent rights.
•
Metastat to issue 30% of outstanding common stock to four universities calculated on a fully diluted, as converted basis. As such, Metastat issued 1,495,714 common shares valued at $74,786 on August 26, 2010.

•	Non-refundable license fee of $25,000 upon execution of agreement.
•	License maintenance fee of $30,000 on the first, second, third and fourth anniversary of the agreement. The payment is creditable against royalties made during the twelve month period.
•	License maintenance fee of $50,000, $75,000 on the fifth and sixth anniversaries of the agreement, respectively. Each payment is creditable against royalties made during each such twelve month period.
•	License maintenance fee of $100,000 on the seventh and each subsequent anniversary of the agreement. Each payment is creditable against royalties made during each such twelve month period.

Anti-dilution Rights for Common Stock

In the partial maintenance section of the agreement, it states that the Company from time to time and for no additional consideration, issue additional common shares to the Licensors to ensure that (i) Albert Einstein College of Medicine’s and MIT’s ownership in MetaStat does not fall below 5% of our outstanding common stock (ii) IFO’s ownership in MetaStat does not fall below 3.33% of our outstanding common stock (iii) Cornell’s ownership in MetaStat does not fall below 1.67% of our outstanding common stock. The result is that for each time we issue or sell stock, we must issue that amount of stock to the Licensors to maintain their ownership percentage when they are approaching falling below these percentages. The Licensors are not required to pay additional consideration for those shares. We record the fair value of the additional shares of common stock issued under this provision as consulting expense in the period they are earned.  There were no shares issued as a result of this antidilution right during 2011 because the Licensors did not fall below the percentages noted above during the year or as of December 31, 2011. ( see Note 7)

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company has an employment agreement with the principal officer and stockholder providing for a base salary of $125,000 in 2010, $145,000 in 2011, and $175,000 in 2012. The base salary shall be increased at the end of each year to reflect the change in the consumer price index and the board of directors may award increases in the base salary greater than those provided above.

If the officer continues active employment after 2012, compensation will be re-negotiated. The Company’s obligation under the employment agreement accrues only as the service is rendered.

During 2010, the Company’s director borrowed $39,268 from the Company. During 2011, the director paid the balance in full.

NOTE 5 – EQUITY

During 2009, the Company sold 2,100,000 common shares for total (net) proceeds of $66,270.

During 2010, the Company sold 2,817,000 common shares for total (net) proceeds of $247,341.

As discussed in Note 3, on August 26, 2010, the Company issued 1,495,714 common shares for the research being done by the universities.  The Company accounted for the issuances as research and development expense valued at $74,786.

During fiscal year 2011, the Company sold 1,199,217 common shares  and 278,877 warrants for total (net) proceeds of $1,227,643.   The warrants are exercisable at $2 per share and expire on January 31, 2017.

On November 14, 2011, the Company entered into a consulting agreement with Burnham Hill Advisors and warrants were issued to purchase 100,000 common shares at $1.50/share. The fair value of these warrants was determined to be $84,792, as calculated using the Black-Scholes model. Assumptions used in the Black-Scholes model included: (1) discount rate of 0.80%; (2) expected term of 5 years; (3) expected volatility of 68.49%; and (4) zero expected dividends.

A total of 100,000 warrants with a weighted average exercise price of $0.67 and a weighted average remaining life of 4.88 years were outstanding and exercisable as of December 31, 2011. These warrants have an intrinsic value of $0 as of December 31, 2011.

NOTE 6 – INCOME TAXES

MetaStat uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.  Since inception, MetaStat has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,510,000 at December 31, 2011, and will start to expire in the year 2029.

As at December 31, 2011, deferred tax assets consisted of the following:

Deferred tax asset	$528,750
Less: Valuation allowance	(528,750)
Net deferred tax asset	$-

NOTE 7 – SUBSEQUENT EVENTS

The Company has agreed to pay $112,000 to the Yale University Medical School Department of Pathology in return for certain work to validate the Company’s technology in the fields of breast cancer and lung cancer. This compensation is being paid in two tranches of $56,000 each, the first of which has been paid in the fourth calendar quarter and the second of which will be paid in the first quarter of 2012.

During January 2012, the Company sold 603,334 common shares for net proceeds of $904,995. The Company issued 401,667 warrants as part of the consideration for the common shares purchased. These warrants are exercisable at $2 per share and expire on January 31, 2017.

On January 31, 2012, the Company sold 61,667 common shares for total (net) proceeds of $92,500.

On January 6, 2012, the Company issued options to purchase 407,500 common shares at $1.50 each to its President and several consultants involved in the Company’s research. All of the options vest on January 6, 2013 and expire on January 6, 2022.

During January 2012, the Company entered into an agreement with a consultant where by the Company granted options to purchase 100,000 common shares at $1.50 each. The options vests once the Company successfully concludes its recently commenced 500-patient MetaStat Trial.

February 27, 2012, the Company issued 72,805 shares to various Licensors for anti-dilution price protection. (see Note 3). The fair value of these shares is 109,208.

During January and February 2012, the Company borrowed approximately $336,075 from the Company Principal Shareholder, and accounted for these as advances prior to the merger of Photovoltaic Solar Cell. This debt was converted  into 309,595 shares of our common stock and issued an aggregate of 36,000 shares of our common stock to certain of our officers, directors and consultants in consideration for services rendered to us, leaving 840,000 shares of our common stock outstanding prior to the merger with Photovoltaic on February 27, 2012.

On February 27, 2012, we were purchased by Photovoltaic Solar Cells, Inc. in a transaction accounted for as a reverse merger.  Photovoltaic had no significant assets or operations immediately prior to this transaction.  18,369,421 shares of Photovoltaic were exchanged with our shareholders for 100% of our outstanding stock on a 2.2 (Photovoltaic)-for-1 (Metastat) basis, giving our shareholders ownership of 95.6% of Photovoltaic immediately subsequent to this transaction.  All of our options and warrants outstanding were converted at the same 2.2-for-1 basis at closing.